UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2020

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue,		97070
Wilsonville,	Oregon
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 498-3547

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FLIR	NASDAQ	Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.
As previously disclosed, at the 2020 annual meeting of stockholders of FLIR Systems, Inc. (the “Company”) held on April 16, 2020 (the “2020 Annual Meeting”), the Company’s stockholders approved the proposed reincorporation of the Company from Oregon to Delaware (the “Reincorporation”) by means of a Plan of Conversion, as described in the Company’s definitive proxy statement on Schedule 14A for the 2020 Annual Meeting filed with the Securities and Exchange Commission on March 11, 2020 (the “2020 proxy statement”). Pursuant to the Plan of Conversion, the Company effected the Reincorporation at 12:00pm ET on May 20, 2020 by filing a Certificate of Conversion and a Certificate of Incorporation (the “Delaware Certificate”) with the Secretary of State of the State of Delaware and by filing Articles of Conversion attaching the Plan of Conversion with the Secretary of State of the State of Oregon (the “Oregon Articles of Conversion”). Pursuant to the Plan of Conversion, the Company also adopted new Bylaws (the “Delaware Bylaws”).

At the effective time of the Reincorporation:

•
the affairs of the Company ceased to be governed by the Oregon Business Corporation Act, the Company’s existing articles of incorporation and bylaws, and instead became governed by the General Corporation Law of the State of Delaware, the Delaware Certificate and the Delaware Bylaws;

•
each outstanding share of the common stock of the Company previously incorporated in Oregon (“FLIR Oregon”) automatically converted into one share of common stock of the Company reincorporated in Delaware (“FLIR Delaware”), and certificates issued for shares of FLIR Oregon’s common stock prior to the Reincorporation automatically came to represent shares of FLIR Delaware’s common stock upon completion of the Reincorporation;

•
each outstanding option to purchase shares of FLIR Oregon’s common stock was converted into an option to purchase the same number of shares of FLIR Delaware’s common stock, with no other changes in the terms and conditions of such options; and

•
the Company’s other employee benefit arrangements, including, but not limited to, equity incentive plans with respect to issued unvested restricted stock, continued upon the terms and subject to the conditions specified in such plans.

The principal changes between the Company’s bylaws that existed prior to the Reincorporation and the Delaware Bylaws are:

•
Vacancies on the Board of Directors may now only be filled by a majority of the remaining members of the Board, whereas under the prior bylaws, vacancies could be filled by the stockholders or the Board;

•
Directors of the Company may now be removed with or without cause, by the vote of the holders of a majority of the outstanding shares of stock then entitled to be cast for the election of directors, whereas under the prior bylaws, directors could be removed only for cause and at a meeting of stockholders called expressly for that purpose, by the vote of a majority of the shares then outstanding;

•
Special meetings of stockholders may now be called by the Board of Directors, the Executive Committee (if any) and by the Corporate Secretary upon the written request of stockholders who represent at least 25% of the voting power of the outstanding shares of stock, whereas under the prior bylaws stockholders owning 10% of the voting power could call a special meeting of stockholders;

•	The Bylaw provisions relating to indemnification for directors and officers of the Company have been updated in accordance with Delaware law and revised to add various customary provisions; and

•	The Bylaws also contain a number of routine provisions intended to comply with current Delaware corporate law.

The Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s current employees, including management. The daily business operations of the Company will continue as they were conducted prior to the Reincorporation. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation remain the same as immediately before the Reincorporation. In addition, the Company’s Board of Directors continued to consist of those persons elected to the Board of Directors at the 2020 Annual Meeting, and the individuals serving as officers of the Company immediately prior to the Reincorporation continue to serve as officers of the Company without a change in title or responsibilities.

Copies of the Delaware Certificate, the Delaware Bylaws, the Plan of Conversion, the Oregon Articles of Conversion and the Certificate of Conversion are filed as Exhibits 3.1, 3.2, 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
3.1	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 14, 2020.
3.2	Bylaws, dated May 20, 2020.
99.1	Plan of Conversion, dated May 12, 2020.
99.2	Articles of Conversion, as filed with the Secretary of State of the State of Oregon on May 13, 2020.
99.3	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on May 14, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.
(Registrant)

May 21, 2020	By	/s/ Sonia Galindo
Sonia Galindo
Senior Vice President, General Counsel, Secretary, and Chief Ethics and Compliance Officer

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